Exhibit 5.1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement (Form F-10) and related Prospectus of Orla Mining Ltd. and to the incorporation by reference therein of our report dated March 19, 2023 with respect to the consolidated financial statements of Orla Mining Ltd. as of and for the years ended December 31, 2022 and December 31, 2021, included in its Annual Report on Form 40-F filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants
Vancouver, Canada

April 13, 2023